Exhibit 99.1

SINCLAIR BROADCAST GROUP, INC.
STOCKHOLDERS’ AGREEMENT

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made this 19 day of April, 2005, by and among David D. Smith, Frederick G. Smith, J. Duncan Smith, and Robert E. Smith, all of whom are residents of the State of Maryland (collectively, the “Stockholders”).

RECITALS

WHEREAS, each of the Stockholders owns shares of Class B Common Voting Stock (“Shares”) in Sinclair Broadcast Group, Inc., a Maryland corporation (the “Company”); and

WHEREAS, the Stockholders believe it to be in their mutual best interests and in the best interests of the Company to agree to certain provisions as hereinafter set forth as to the voting of their respective Shares; and

WHEREAS, in recognition of the Company’s growth and successful operations under its current management and in order to provide for the orderly administration of the Company’s affairs and continuity of management, the Stockholders desire to enter into this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants and agreements hereinafter set forth and in consideration of the contributions of each of the Stockholders to the Company in the form of management and stewardship, the parties do hereby covenant and agree as follows:

1.             The rights and obligations under this Agreement shall take effect immediately upon the expiration of that certain Stockholders' Agreement dated June 12, 1996 by and among the stockholders (the "Effective Date") and shall terminate as to any Stockholder at the earlier of (a) June 13, 2015, or (b) the date on which no class or series of the Company’s capital stock is “nationally traded”.  For purposes of this Agreement, a class or series of the Company’s capital stock is nationally traded if it is (i) registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), and (ii) listed for trading on any national securities exchange registered under Section 7 of the Exchange Act or on the Nasdaq National Market.

2.             Subject to the limitations otherwise contained in this Agreement, each Stockholder covenants and agrees with each other Stockholder (that from and after the Effective Date) to take all actions necessary to vote all shares of capital stock of the Company (owned or held of record by such Stockholder) at any annual or special meeting at which directors are elected to cause the election of each of the other Stockholders as a director of the Company or to take all actions by written consent (in lieu of any such meeting) necessary to cause the election of each of the other Stockholders as a director of the Company.  Each Stockholder further covenants and agrees hereby (that from and after the Effective Date) to take any and all other actions which are reasonably necessary and appropriate and consistent with the implementation of this Agreement.

3.             Nothing in this Agreement shall be deemed to require any Stockholder to vote in concert with any other Stockholder on any issue requiring stockholder approval other than the election of directors as set forth in Paragraph 2 above, nor shall anything contained herein be deemed to require a Stockholder to vote for any other Stockholder as a director of the Company if such other Stockholder has been terminated from employment by the Company for cause.  Furthermore, nothing in this Agreement shall be deemed to require or imply that the Stockholders must act in concert when discharging their duties as directors of the Company.

4.             It is recognized by the Stockholders that the provisions herein contained are of particular importance for the protection and promotion of the Company’s and their existing and future interests in the Company, and that the relationships of the parties to one another are and will be such that, in the event of any breach of this Agreement, a claim for monetary damages may not constitute an adequate remedy; and that it may, therefore, be necessary for the protection of the parties hereto and for the effectuation of the provisions herein contemplated, in the event of a breach of this Agreement, to apply for specific performance hereof.  It is, accordingly, hereby agreed that no objection to the form the action, or to the relief prayed for, in any proceeding for specific performance of this Agreement, will be raised by any of the Stockholders.

5.             This Agreement is made and will be construed and enforced in accordance with the laws of the State of Maryland.

6.             This Agreement may not be amended except by an instrument in writing signed by all of the parties to this Agreement.

7.             This Agreement may be signed in counterparts, each of which may be deemed an original and shall become effective when the separate counterparts have been exchanged by the Stockholders.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal with the intention of making it a sealed instrument as of the day and year first above written.

WITNESS:	STOCKHOLDERS:

/s/ Cam Smart	/s/ David D. Smith	(SEAL)
David D. Smith

/s/ Cam Smart	/s/ Frederick G. Smith	(SEAL)
Frederick G. Smith

/s/ Cam Smart	/s/ J. Duncan Smith	(SEAL)
J. Duncan Smith

/s/ Cam Smart	/s/ Robert E. Smith	(SEAL)
Robert E. Smith